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11811 U.S. Highway One, Suite 101

North Palm Beach, Florida 33408

(561) 630-2400

May 7, 2004

Dear Bankrate, Inc. Stockholders,

You are cordially invited to attend the Annual Meeting of Stockholders of Bankrate, Inc., to be held on Thursday, June 10, 2004. The Annual Meeting will begin promptly at 9:00 a.m., local time, at The Waterford Hotel & Conference Center, 11360 U.S. Highway One, North Palm Beach, Florida 33408.

The Notice of Annual Meeting and Proxy Statement on the following pages contain information on the official business of the Annual Meeting. Whether or not you expect to attend, please sign, date and return your proxy promptly in the enclosed envelope to assure that your stock will be represented at the Annual Meeting. If you decide to attend and vote in person, you will, of course, have that opportunity.

We gratefully acknowledge your continuing interest in our business, and we hope that many of you will attend the Annual Meeting.

Sincerely,

Elisabeth DeMarse President and Chief Executive Officer

11811 U.S. Highway One,

Suite 101

North Palm Beach, Florida 33408

(561) 630-2400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 10, 2004

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Bankrate, Inc. will be held at The Waterford Hotel & Conference Center, 11360 U.S. Highway One, North Palm Beach, Florida 33408, at 9:00 a.m., local time, on Thursday, June 10, 2004, to consider and act upon:

1.	the election of two directors to the Board of Directors;

2.	a proposal to ratify the selection of independent public accountants for the current fiscal year; and

3.	such other business as may properly come before the Annual Meeting or any adjournments or postponements.

The Board of Directors has fixed the close of business on April 16, 2004 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors,

Robert J. DeFranco Senior Vice President-Chief Financial Officer Secretary

May 7, 2004

North Palm Beach, Florida

IMPORTANT

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED; NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. IN THE EVENT YOU ARE ABLE TO ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

11811 U.S. Highway One,

Suite 101

North Palm Beach, Florida 33408

(561) 630-2400

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON

JUNE 10, 2004

INFORMATION CONCERNING SOLICITATION AND VOTING

Introduction

This Proxy Statement and the enclosed proxy card (“Proxy”) are being furnished on behalf of the Board of Directors of Bankrate, Inc., a Florida corporation (the “Company”), for use at the 2004 Annual Meeting of Stockholders of the Company (the “Annual Meeting”), or at any adjournments or postponements, for the purposes set forth below and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at The Waterford Hotel & Conference Center, 11360 U.S. Highway One, North Palm Beach, Florida 33408, at 9:00 a.m. local time, on Thursday, June 10, 2004. The Company intends to mail this Proxy Statement and the Proxy on or about May 7, 2004, to all stockholders entitled to vote at the Annual Meeting.

Stockholders Entitled to Notice and to Vote; Quorum

Only holders of record of the Company’s Common Stock at the close of business on April 16, 2004 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting. At the Record Date, the Company had outstanding and entitled to vote 15,306,562 shares of Common Stock. Each holder of record of Common Stock on the Record Date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

The holders of a majority of the Common Stock outstanding on the Record Date, whether present at the Annual Meeting in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The shares held by each stockholder who signs and returns a valid Proxy will be counted for purposes of determining the presence of a quorum at the Annual Meeting, whether or not the stockholder abstains on all or any matters to be acted on. Abstentions and broker non-votes both will be counted toward fulfillment of quorum requirements. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

Voting Requirements

At the Annual Meeting, stockholders will consider and act upon the election of directors, the ratification of the selection of the Company’s independent public accountants, and such other business as may properly come before the Annual Meeting.

The Company’s Bylaws provide that directors are elected by a plurality of the votes cast. The withholding of authority by a stockholder (including broker non-votes) as to the election of directors (Proposal 1) thus has no effect on the results of the election.

Under Florida law, the ratification of the selection of the Company’s independent public accountants (Proposal 2) must be approved by a majority of the votes cast. Abstentions and broker non-votes are not treated as votes “cast” and thus have no effect on the vote for Proposal 2.

At the Record Date, the directors and executive officers of the Company owned or controlled the power to vote 6,425,006 shares of Common Stock eligible to be voted at the Annual Meeting, constituting approximately 41.98% of the outstanding Common Stock. The Company believes that directors and executive officers will vote all of their shares of Common Stock in favor of the election of each of the director nominees and in favor of Proposal 2 and, therefore, that the presence of a quorum, the election of the director nominees and the ratification of the selection of the independent public accountants is reasonably assured.

Proxies

When a Proxy is properly signed and returned, the shares that it represents will be voted at the Annual Meeting in accordance with the owner’s instructions. In the absence of such instructions, the shares represented by a signed Proxy will be voted in favor of each of the nominees for election to the Board of Directors, as set forth in Proposal 1, and in favor of the ratification of the selection of independent public accountants, as set forth in Proposal 2.

Discretionary authority is provided in the Proxy as to any matters not specifically referred to in the Proxy or this Proxy Statement. The Board of Directors is not aware of any other matters that are likely to be brought before the Annual Meeting. If any other matter is properly presented for action at the Annual Meeting, including a proposal to adjourn or postpone the Annual Meeting to permit the Company to solicit additional proxies in favor of any proposal, the persons named in the Proxy will vote on such matter in their own discretion.

Any stockholder who signs and returns a Proxy has the power to revoke it at any time before it is exercised by providing written notice of revocation to the Secretary of the Company or by filing with the Secretary of the Company a Proxy bearing a later date. Alternatively, a stockholder can revoke a Proxy by attending the Annual Meeting and voting in person.

Proxies will be solicited from the Company’s stockholders by mail. The Company will pay all expenses in connection with the solicitation, including postage, printing and handling, and the expenses incurred by brokers, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners. The Company may employ a proxy solicitation firm to solicit proxies in connection with the Annual Meeting, and the Company estimates that the fee payable for such services would be less than $10,000. It is possible that directors, officers and other employees of the Company may make further solicitations personally or by telephone, facsimile or mail. Directors, officers and other employees of the Company will receive no additional compensation for any such further solicitations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the amount and percent of shares of Common Stock that, at the Record Date, are deemed under the rules of the Securities and Exchange Commission (the “Commission”) to be “beneficially owned” by each member of the Board of Directors, by each nominee for election to the Board of Directors, by each executive officer of the Company named in the Summary Compensation Table below, by all directors and executive officers of the Company as a group, and by any person or “group” (as that term is used in the Securities Exchange Act of 1934, as amended (“Exchange Act”)) known to the Company to be a “beneficial owner” of more than 5% of the outstanding shares of Common Stock as of that date. The information concerning the beneficial ownership of the Company’s directors and officers is based solely on information provided by those individuals.

Beneficial Ownership Table

	Common Stock Beneficially Owned (1)
Name of Beneficial Owner	Number of Shares of Common Stock	Percentage of Class
Peter C. Morse (2)	5,095,625	33.2%
Principal Stockholder and Chairman of the Board
Federated Investors, Inc. (3)	1,047,964	6.5%
Principal Stockholder
Randall E. Poliner (4)	601,365	3.9%
Director
Elisabeth DeMarse (5)	448,936	2.9%
President, Chief Executive Officer and Director
Robert P. O’Block (6)	414,325	2.7%
Director
Bruns H. Grayson (7)	402,376	2.6%
Director
G. Cotter Cunningham (8)	93,100	*
Senior Vice President-Chief Operating Officer
William C. Martin (9)	59,215	*
Director
Robert J. DeFranco (10)	32,500	*
Senior Vice President-Chief Financial Officer
Procopia T. Skoran (11)	20,400	*
Vice President
Richard G. Stalzer	—	*
Senior Vice President-Chief Revenue Officer
All current executive officers and directors as a group (11 persons) (12)	7,180,692	44.7%

*	Less than 1% of the outstanding Common Stock.

(1)	For purposes of calculating the percentage beneficially owned, the number of shares of Common Stock deemed outstanding includes (i) 15,306,562 shares outstanding at the Record Date, and (ii) shares issuable by the Company pursuant to options held by the respective persons which may be exercised within 60 days following the Record Date. The shares issuable pursuant to options are considered to be outstanding and beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Includes 50,000 shares of Common Stock issuable upon exercise of stock options. The address of Mr. Morse is 100 Four Falls Plaza, Suite 205, West Conshohocken, Pennsylvania 19428.

(3)	Based solely on information in a Schedule 13G filed with the Commission on February 14, 2004, which also states that Federated Investors, Inc. (the “Parent”) filed the Schedule 13G because it is the parent holding company of Federated Investment Management Company, Federated Investment Counseling, and Federated Global Investment management Corp. (collectively, the “Investment Advisors”), which act as investment advisors to registered investment companies and separate accounts that own shares of Common Stock. The Investment Advisors are wholly owned subsidiaries of FII Holdings, Inc., which is a wholly subsidiary of Federated Investors, Inc. All of the Parent’s outstanding voting stock is held in the Voting Shares Irrevocable Trust for which John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees (collectively, the “Trustees”). The Trustees have joined in the Schedule 13G filing because of their collective voting control that they exercise over the Parent. The address of Federated Investors, Inc. is Residence Federated Investors Tower, Pittsburgh, Pennsylvania 15222.

(4)	Includes 50,000 shares of Common Stock issuable to Mr. Poliner upon exercise of stock options.

(5)	Includes 426,936 shares of Common Stock issuable to Ms. DeMarse upon exercise of stock options.

(6)	Includes 50,000 shares of Common Stock issuable to Mr. O’Block upon exercise of stock options.

(7)	Includes 30,000 shares of Common Stock issuable to Mr. Grayson upon exercise of stock options.

(8)	Includes 45,500 shares of Common Stock issuable to Mr. Cunningham upon exercise of stock options.

(9)	Includes 37,500 shares of Common Stock issuable to Mr. Martin upon exercise of stock options.

(10)	Represents 32,500 shares of Common Stock issuable to Mr. DeFranco upon exercise of stock options.

(11)	Includes 17,400 shares of Common Stock issuable to Ms. Skoran upon exercise of stock options.

(12)	Includes 741,336 shares of Common Stock issuable upon exercise of stock options.

PROPOSAL 1

ELECTION OF DIRECTORS

Introduction

The Board of Directors is divided into three classes, each of whose members serve for staggered three-year terms. At each annual meeting of stockholders, a class of directors is elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The Board is currently comprised of two Class I directors (Mr. O’Block and Mr. Poliner) whose terms expire at the 2006 annual meeting of stockholders, two Class II directors (Ms. DeMarse and Mr. Evans) whose terms expire at the Annual Meeting, and two Class III directors (Mr. Martin and Mr. Morse) whose terms expire at the 2005 annual meeting of stockholders. The Board of Directors has nominated Ms. DeMarse and Mr. Evans to stand for re-election and election, respectively, as directors at the Annual Meeting. If elected, they will serve as Class I directors with terms expiring at the 2007 annual meeting of stockholders. There are no family relationships among any of the directors or the nominees.

Shares represented by validly executed Proxies will be voted for the election of the nominees, if authority to do so is not withheld. In the event that any nominee is unavailable for election, such shares may be voted for the election of such substitute nominee or nominees, if any, as the Board of Directors may select.

The Board of Directors recommends a vote FOR each of the nominees.

Information Concerning the Nominees and Directors

Biographical information for each director and nominee appears below. The information is based entirely upon information provided by the respective directors and nominees.

Nominees to Serve as Class II Directors (Term Expiring in 2007)

Elisabeth H. DeMarse, age 49, has served as President, Chief Executive Officer and a director of the Company since April 2000. From April 1999 to April 2000, Ms. DeMarse served as Executive Vice President of International Operations of Hoover’s, Inc., a financial media company, and from February 1999 to April 1999, Ms. DeMarse was a consultant to Hoover’s. From October 1998 to January 1999, Ms. DeMarse was a consultant to GTCR Golder Rauner, a private equity investment firm. From 1988 to July 1998, Ms. DeMarse served as vice president, marketing and business development of Bloomberg L.P., a financial media company. From 1985 to 1988, Ms. DeMarse served as a vice president of Citicorp, where she was responsible for business development. From June 1980 to June 1985, Ms. DeMarse served as director of marketing for Western Union, a provider of communication services. Ms. DeMarse holds an A. B. from Wellesley College and an M.B.A. from Harvard Business School.

Thomas R. Evans, age 49, has served as a director of the Company since April 23, 2004. From August 1999 to August 2002, Mr. Evans served as Chairman and CEO of Official Payments Corp., a leading provider of electronic payment options to government entities. From April 1998 to June 1999, Mr. Evans was President and CEO of GeoCities Inc., an Internet community of themed neighborhood Web sites. From 1991 to 1998, Mr. Evans was President and Publisher of U.S.News & World Report. In addition to his duties at U.S. News & World Report, Evans served as President of The Atlantic Monthly (1996-1998) and as President and Publisher of Fast Company (1995-1998), a magazine launched in 1995.

Continuing Directors

The directors of the Company continuing in office as Class I Directors, with terms expiring at the 2006 annual meeting of stockholders, are as follows:

Robert P. O’Block, age 61, has served as a director of the Company since 1999. Mr. O’Block held senior positions with McKinsey & Company, Inc. for 30 years until his retirement in 1998, serving as a consultant to a wide variety of business, nonprofit and public sector organizations in the United States, Europe and the Far East. As a director of McKinsey & Company, Mr. O’Block led studies in financial restructuring; corporate, business unit and product strategy; manufacturing operations; and organization. He started his career as a member of the faculty of Harvard University, where he performed research and taught courses in the areas of production and operations management, business economics and real estate. Mr. O’Block is currently a general partner of Freeport Center, a real estate and distribution complex in Utah. He is the current Vice Chairman of the Boston Symphony Orchestra Board of Trustees and is also a Trustee Emeritus of the U.S. Ski and Snowboard Team Foundation. Mr. O’Block received a bachelor’s degree in mechanical engineering from Purdue University and an M.B.A. from Harvard Business School.

Randall E. Poliner, age 48, has served as a director of the Company since 1998. Since April 1993, Mr. Poliner has served as President of Antares Capital Corporation, a private venture capital firm investing equity capital in developmental and expansion stage companies. Mr. Poliner holds a Bachelor of Electrical Engineering from the Georgia Institute of Technology, an M.S. from Carnegie-Mellon University and an M.B.A. from Harvard Business School.

The directors of the Company continuing in office as Class III Directors, with terms expiring at the 2005 annual meeting of stockholders, are as follows:

William C. Martin, age 26, has served as a director of the Company since April 2000. He is editor and principal of FindProfit.com, an online investment newsletter. In 1998, Mr. Martin co-founded Raging Bull, an online financial media company.

Peter C. Morse, age 57, has been a director of the Company since 1993, and served as our Chief Executive Officer from 1993 until 1997. Mr. Morse served as our Chairman from 1997 until 1999, and since October 2002. Since 1982, Mr. Morse has also served as president of Morse Partners, Ltd., a private equity firm that acquires operating companies and provides expansion capital. From 1986 to 1990, Mr. Morse was chairman of FAO Schwarz, the national chain of children’s gift stores. Mr. Morse holds a B.S.B.A. from Georgetown University and an M.B.A. from Columbia University Graduate School of Business.

Directors Not Standing for Reelection

Bruns H. Grayson, age 56, has served as director of the Company since 1997. Since 1982, Mr. Grayson has been the managing partner of ABS Ventures, a series of venture capital funds affiliated with DB Alex Brown, LLC. Mr. Grayson is a director of several private companies. Mr. Grayson holds a B.A. from Harvard University, an M.A. from Oxford University and a J.D. from the University of Virginia Law School. Mr. Grayson was a Rhodes Scholar in 1974.

Board of Directors Meetings and Committees

During 2003, the Board of Directors held four meetings. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors and committees of the Board on which he or she served.

The members of the Audit Committee are Messrs. O’Block (Chairman), Poliner and Grayson. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the Company to governmental bodies or the public; the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company’s accounting and financial reporting process. The Audit Committee encourages continuous improvement of, and fosters adherence to, the Company’s policies, procedures and practices at all levels.

The members of the Compensation Committee are Messrs. Poliner (Chairman) and O’Block. The Compensation Committee reviews and evaluates the compensation and benefits of all our officers, reviews general policy matters relating to compensation and benefits of employees of the Company and makes recommendations concerning these matters to the Board of Directors. The Compensation Committee also administers our stock option plans.

Nomination of Directors

The Board does not have a standing nominating committee or a charter with respect to the process for nominating directors for election to the Company’s Board of Directors. The Company’s Board of Directors has adopted a resolution establishing nominating procedures. Under the new nominating procedures, members of the Company’s Board submit nominees for election to the Company’s Board of Directors to the independent directors (as that term is defined under National Association of Securities Dealers (“NASD”) listing standards) of the Board for their consideration.

The Company’s Bylaws provide that a stockholder may submit a nomination for election to the Company’s Board of Directors by delivering a written notice to the principal executive offices of the Company not less than sixty (60) days prior to an Annual or Special Meeting of the stockholders; provided, however, that in the event that stockholders are provided with fewer than seventy (70) days notice of the meeting, notice by the stockholder will be timely if received by the Company no later than the tenth (10th) day following the earlier of the day on which notice of the meeting was mailed or the date on which public disclosure of the meeting was made.

The stockholder’s notice to the Company must set forth, as to each person that the stockholder proposes to nominate for election (or re-election) as a director:

•	The proposed nominee’s name, age, business address and residence address;

•	The proposed nominee’s principal occupation or employment;

•	The class and number of shares of the Company’s capital stock beneficially owned by the proposed nominee; and

•	Any other information relating to the proposed nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Schedule 14A under the Exchange Act.

The stockholder’s notice to the Company must also set forth, as to the stockholder giving notice:

•	The stockholder’s name and address, as they appear on the Company’s books; and

•	The class and number of shares of the Company’s stock beneficially owned by the stockholder on the date of such notice.

The Corporation may require any proposed nominee to furnish such other information as may be reasonably required by the Company to determine the proposed nominee’s eligibility to serve as a director.

To date, other than from Peter C. Morse, the Company’s Chairman and largest shareholder, the Company has not received any recommendations from stockholders requesting that the Board consider a candidate for inclusion among the nominees in the Company’s Proxy Statement. The absence of such a policy does not mean, however, that a recommendation would not have been considered had one been received. The Board would consider any candidate proposed in good faith by a stockholder. To propose a nominee, a stockholder should send the candidate’s name, credentials, contact information, and his or her consent to be considered as a candidate to Robert J. DeFranco, the Company’s Senior Vice President- Chief Financial Officer. The proposing stockholder should also include his or her contact information and a statement of his or her share ownership (how many shares owned and for how long).

In evaluating a director nominee, the independent directors considers the following factors:

•	the appropriate size of the Company’s Board of Directors;

•	the needs of the Company with respect to the particular talents and experience of its directors;

•	the nominee’s knowledge, skills and experience, including experience in finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	whether the nominee is independent, as that term is defined under NASD listing standards;

•	the familiarity with the Company’s industry;

•	the nominee’s experience in political affairs;

•	the nominee’s experience with accounting rules and practices; and

•	the desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new Board members.

The Company’s goal is to assemble a Board of Directors that brings together a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Board will also consider candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the independent directors may also consider such other factors as they may deem are in the best interests of the Company and its stockholders. The Company also believes it appropriate for certain key members of the Company’s management to participate as members of the Board.

Members of the Board identify nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service or if the independent directors decide not to re-nominate a member for re-election, the Board then identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Board of Directors are polled for suggestions as to individuals meeting the criteria described above. The independent directors may also engage in research to identify qualified individuals, and the Company reserves the right to retain a third party search firm, if necessary.

Stockholder Communications with the Board of Directors

Historically, the Company has not adopted a formal process for stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the Board or individual directors, as applicable, hear the views of stockholders and that appropriate responses are provided to stockholders in a timely manner. Any matter intended for the Board, or for any individual member or members of the Board, should be directed to Robert J. DeFranco, the Company’s Senior Vice President-Chief Financial Officer, with a request to forward the matter to the intended recipient. All such communications will be forwarded unopened.

Director Attendance at Annual Meeting of Stockholders

The Company encourages all incumbent directors, as well as all nominees for election as director, to attend the Annual Meeting of Stockholders. All of the Company’s incumbent directors attended the Company’s Annual Meeting in June 2003.

Corporate Governance

The Company has adopted the Bankrate, Inc. Code of Business Conduct (the “code of conduct”), applicable to all officers, directors and employees, and the Bankrate, Inc. Finance Code of Professional Conduct (the

“finance code of ethics”), applicable to our Chief Executive Officer, Chief Financial Officer, Controller and other finance organization employees. Both the code of conduct and the finance code of ethics are publicly available on our Web site at http://www.bankrate.com/investor-relations/corpGovernance/corp-governance.asp.

Executive Compensation

Summary Compensation Table. The following table sets forth, for the years indicated, the total compensation paid to or accrued for the Company’s President and Chief Executive Officer and our four other most highly compensated executive officers during 2003 (collectively, the “Named Executive Officers”).

	Annual Compensation					Number of Securities Underlying Options	All Other Compensation
Name and Principal Position	Year	Salary	Bonus (1)	Other Annual Compensation (2)
Elisabeth DeMarse President, Chief Executive Officer and Director	2003 2002 2001	$300,000 300,000 300,000	$125,000 100,000 100,000	$	— — —	— 541,936 —	$	— — —

G. Cotter Cunningham Senior Vice President—Chief Operating Officer	2003 2002 2001	$176,000 160,000 160,000	$126,656 102,375 81,461	$	— — —	— 160,000 —	$	— — —

Robert J. DeFranco Senior Vice President—Chief Financial Officer	2003 2002 2001	$176,000 160,000 160,000	$126,656 102,375 81,461	$	— — —	— 82,500 —	$	— — —

Edward L. Newhouse (3) Senior Vice President—Chief Revenue Officer	2003 2002 2001	$225,000 225,000 225,000	$251,464 163,531 89,250	$	— — —	— 200,000 —	$	— — —

Procopia T. Skoran Vice President, Ad Operations	2003 2002 2001	$121,000 110,000 110,000	$50,000 45,500 55,580	$	— — —	— 14,000 —	$	— — —

(1)	The amounts shown in this column reflect bonuses paid in each year. Under the Company’s Incentive Compensation Plan, awards are determined annually, and paid quarterly in arrears, on the basis of performance in relation to certain predetermined financial and operating goals. For 2003, the following awards were granted: Messrs. Cunningham and DeFranco—$110,812; Mr. Newhouse—$229,397; and Ms. Skoran—$35,430. Ms. DeMarse’s awards are determined under her employment agreement (see “Employment Agreement” below). For 2002, special awards were granted by the Board of Directors, paid in the first quarter of 2003 as follows: Ms. DeMarse—$25,000; Messrs. Cunningham and DeFranco—$15,000; and Ms. Skoran—$7,500.

(2)	Other compensation in the form of perquisites and other personal benefits has been omitted in accordance with the rules of the Commission.

(3)	On February 23, 2004, the Company appointed Richard Stalzer Senior Vice President—Chief Revenue Officer, replacing Mr. Newhouse who resigned from that position.

Option Grants in Last Fiscal Year

No stock options were granted to any of the Named Executive Officers during the year ended December 31, 2003.

Option Exercises in Last Fiscal Year and Year-End Option Values

The following table summarizes the number of shares and value realized by each of the Named Executive Officers upon the exercise of options and the value of the outstanding options held by the Named Executive Officers at December 31, 2003:

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End (1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Elisabeth DeMarse	115,000	$1,181,500	426,936	—	$4,922,572	$—
G. Cotter Cunningham	102,000	1,121,200	56,958	1,042	656,726	12,014
Robert J. DeFranco	50,000	503,500	32,083	417	369,917	4,808
Edward L. Newhouse	68,125	650,438	131,875	—	1,520,519	—
Procopia T. Skoran	14,400	111,312	16,233	1,167	185,636	13,456

(1)	Based on the fair market value of our Common Stock as of December 31, 2003 of $12.38 per share as reported on the Nasdaq National Market, less the exercise price payable upon exercise of such options.

Employment Agreements

On April 27, 2000, Ms. DeMarse entered into an employment agreement with the Company that expired on April 27, 2002. Ms. DeMarse entered into a new agreement on April 27, 2002. Pursuant to the terms of her employment agreement, Ms. DeMarse is entitled to receive an annual base salary of $300,000 and a bonus of $100,000 payable in quarterly installments. The Company has agreed to provide other benefits, including $500,000 in term life insurance and participation in our benefit plans available to other executive officers. Under the terms of the employment agreement, Ms. DeMarse agrees to assign to the Company all of her copyrights, trade secrets and patent rights that relate to the Company’s business. Additionally, during the term of her employment and for a period of one year thereafter, Ms. DeMarse agrees not to compete with the Company and not to recruit any of its employees, unless the Company terminates her without cause or she resigns for good reason (as defined in the agreement). Upon Ms. DeMarse’s termination of employment for certain reasons (i.e., without cause, disability, resignation for good reason, or a change of control), the Company agrees to pay her a severance amount of $250,000, as well as reimburse her for health, dental and life insurance coverage premiums for one year after such termination. The agreement terminates on April 27, 2005. Ms. DeMarse was previously granted options to purchase 541,936 shares of the Company’s Common Stock under the Company’s 1999 Equity Compensation Plan at $2.69 per share, the fair market value on the date of grant. The options vested over a 24-month period. Ms. DeMarse surrendered all of these options and was granted options to purchase 541,936 shares at $0.85, the fair market value of the Company’s Common Stock on February 4, 2002, the date of grant, in connection with the Company’s stock option exchange program.

On January 1, 2004, G. Cotter Cunningham, the Company’s Senior Vice President-Chief Operating Officer, entered into an employment agreement with the Company. Under the terms of the employment agreement, Mr. Cunningham is entitled to receive an annual base salary as stipulated in the employment agreement and an annual bonus contingent on achieving certain performance criteria. Under the terms of the employment agreement, Mr. Cunningham agrees to assign to the Company all of his copyrights, trade secrets and patent rights that relate to the business of the Company. Additionally, during the term of his employment and for a period of one year thereafter, Mr. Cunningham agrees not to compete with the Company and not to recruit any of the Company’s employees. Upon Mr. Cunningham’s termination of employment for certain reasons (i.e., without cause or resignation for good reason), the Company agrees to pay a separation payment equal to one year’s base salary at the then-current rate payable in three equal installments; one-third payable 15 days after the termination date; one-third payable six months after the termination date; and one-third payable 12 months from the termination date.

On January 1, 2004, Robert J. DeFranco, the Company’s Senior Vice President-Chief Financial Officer, entered into an employment agreement with the Company. Under the terms of the employment agreement, Mr. DeFranco is entitled to receive an annual base salary as stipulated in the employment agreement and an annual bonus contingent on achieving certain performance criteria. Under the terms of the employment agreement, Mr. DeFranco agrees to assign to the Company all of his copyrights, trade secrets and patent rights that relate to the business of the Company. Additionally, during the term of his employment and for a period of one year thereafter, Mr. DeFranco agrees not to compete with the Company and not to recruit any of the Company’s employees. Upon Mr. DeFranco’s termination of employment for certain reasons (i.e., without cause or resignation for good reason), the Company agrees to pay a separation payment equal to one year’s base salary at the then- current rate payable in three equal installments; one-third payable 15 days after the termination date; one-third payable six months after the termination date; and one-third payable 12 months from the termination date.

Compensation of Directors

Neither employee nor non-employee directors receive any compensation for their services as such. The Company reimburses each director for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and any of its committees.

Compensation Committee Interlocks and Insider Participation

The following non-employee directors were the members of the Compensation Committee of the Board of Directors during 2003: Randall E. Poliner (Chairman) and Robert P. O’Block. None of the members of the Compensation Committee is an executive officer of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General

The Compensation Committee of the Company’s Board of Directors has furnished the following report on executive compensation in accordance with the rules and regulations of the Commission. This report outlines the duties of the Compensation Committee with respect to executive compensation, the various components of the Company’s compensation program for executive officers and other key employees, and the basis on which the 2003 compensation was determined for the executive officers, with particular detail given to the 2003 compensation for the Company’s Chief Executive Officer.

Compensation of Executive Officers Generally

The Compensation Committee is responsible for establishing compensation levels for the executive officers of the Company, including the annual bonus plan for executive officers, and for administering the Company’s equity compensation plans. The Compensation Committee is comprised of two non-employee directors: Messrs. Poliner (Chairman) and O’Block. The Compensation Committee’s overall objective is to establish a compensation policy that will (1) attract, retain and reward executives who contribute to the achievement of the Company’s business objectives; (2) motivate executives to attain these objectives; and (3) align the interests of executives with those of the Company’s long-term investors. The Company compensates executive officers with a combination of salary and incentives designed to focus their efforts on maximizing both the near-term and long-term financial performance of the Company. In addition, the Company’s compensation program rewards individual performance that furthers Company goals. The executive compensation program includes base salary, incentive bonuses, long-term equity incentive awards in the form of stock option grants, and other benefits. Each executive officer’s compensation package is designed to provide an appropriately weighted mix of these elements, which cumulatively provide a level of compensation roughly equivalent to that paid by companies of similar size and complexity.

Base Salary. Base salary levels for each of the Company’s executive officers, including the Chief Executive Officer, are generally set within a range of base salaries that the Compensation Committee believes are paid to executive officers at companies deemed comparable to the Company based on similarities in revenue levels, industry segments and competitive employment markets. In addition, the Compensation Committee generally takes into account the Company’s past financial performance and future expectations, as well as the performance of the executives and changes in the executives’ responsibilities. The annual base salary paid to Ms. DeMarse ($300,000) is the amount specified in her employment agreement with the Company.

Incentive Bonuses. The Compensation Committee recommends the payment of bonuses to provide an incentive to executive officers. Bonuses are awarded only if the Company achieves or exceeds certain corporate performance objectives. The incentive bonus to each executive officer is based on the individual executive’s performance as it relates to the Company’s performance. Pursuant to the Company’s employment agreement with Elisabeth DeMarse, the Company is required to pay, and has paid, Ms. DeMarse a bonus of $100,000 per year.

Equity Incentives. Stock options are used by the Company to provide a stock-based incentive to improve the Company’s financial performance and to assist in the recruitment, retention and motivation of professional, managerial and other personnel. Stock options are also designed to align the interests of the Company’s executive officers with those of its stockholders by encouraging executive officers to enhance the value of the Company, the price of the Common Stock, and hence, the stockholders’ return over the long term. Generally, stock options are granted to executive officers from time to time based primarily upon the individual’s actual and/or potential contributions to the Company and the Company’s financial performance over the long term.

Compensation of the Chief Executive Officer

Pursuant to her employment agreement with the Company, the Company has paid Ms. DeMarse an annual salary of $300,000 plus an annual bonus of $100,000. The Committee believes the compensation paid to Ms. DeMarse is reasonable.

Policy with Respect to Qualifying Compensation for Deductibility

Section 162(m) of the Internal Revenue Code imposes a limit on tax deductions for annual compensation (other than performance-based compensation) in excess of one million dollars paid by a corporation to its Chief Executive Officer and the other four most highly compensated executive officers. The Company has not established a policy with regard to Section 162(m) of the Internal Revenue Code, because the Company has not paid and does not currently anticipate paying annual compensation in excess of one million dollars to any employee. None of the compensation paid by the Company in 2003 was subject to limitations on deductibility. The Board of Directors will continue to assess the impact of Section 162(m) on its compensation practices and determine what further action, if any, is appropriate.

Members of the Compensation Committee

Randall E. Poliner, Chairman Robert P. O’Block

STOCK PERFORMANCE GRAPH

The following graph provides a comparison of the cumulative total stockholder return on the Company’s Common Stock for the period from May 13, 1999 (the closing date of the Company’s initial public offering) through December 31, 2003, against the cumulative stockholder return during such period achieved by the Nasdaq Stock Market Index for U.S. Companies (“Nasdaq US”) and the CoreData Internet Information Providers Index (“CoreData Group Index”). The graph assumes that $100 was invested on May 13, 1999 in the Company’s Common Stock and in each of the comparison indices, and assumes reinvestment of dividends.

Measurement Period	Bankrate, Inc.	Nasdaq US Index	CoreData Index
Measurement point—May 13, 1999	$100.00	$100.00	$100.00
June 30, 1999	50.48	105.34	92.57
September 30, 1999	40.38	107.05	89.15
December 31, 1999	34.62	158.11	156.60
March 31, 2000	20.19	179.90	135.68
June 30, 2000	8.65	154.73	97.52
September 29, 2000	9.14	142.79	87.52
December 29, 2000	1.45	95.95	46.09
March 31, 2001	3.85	72.34	30.43
June 29, 2001	7.69	84.78	35.86
September 28, 2001	4.00	58.88	14.23
December 31, 2001	5.00	76.74	26.11
March 31, 2002	9.23	72.74	25.02
June 30, 2002	10.85	58.34	19.06
September 30, 2002	15.69	46.79	13.35
December 31, 2002	29.62	53.43	21.88
March 31, 2003	35.31	53.71	28.59
June 30, 2003	93.23	65.05	41.78
September 30, 2003	107.85	71.86	46.99
December 31, 2003	95.23	80.50	55.65

The Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either of such Acts.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Securities Exchange Act of 1934, the Company’s directors, certain of its officers, and beneficial owners of more than 10% of the outstanding Common Stock are required to file reports with the Commission concerning their ownership of and transactions in Common Stock; such persons are also required to furnish the Company with copies of such reports. Based solely upon the reports and related information furnished to the Company, the Company believes that all such filing requirements were complied with in a timely manner during and with respect to 2003, except that Bruns H. Grayson filed one late Form 4.

Certain Transactions

The Company renewed its lease with Bombay Holdings, Inc. for its principal corporate offices and facilities effective January 1, 2004. Bombay is wholly-owned by Peter C. Morse, a director and principal stockholder of the Company. The lease is for three years, expiring on December 31, 2006, and requires the Company to pay a percentage of the common maintenance charges. Rent expense paid to Bombay for the year ended December 31, 2003 was approximately $305,000. The Company believes that the terms of the lease agreement are no less favorable to us than those that could have been obtained from unaffiliated third parties.

The Board of Directors has adopted a resolution requiring that all future transactions with related parties be approved by a majority of the Board of Directors, including a majority of the independent and disinterested members of the Board of Directors, or a majority of the disinterested stockholders, and be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has appointed the accounting firm of KPMG LLP to serve as the Company’s independent public accountants for the fiscal year ending December 31, 2004. A proposal to ratify that appointment will be presented at the Annual Meeting. Representatives of KPMG LLP are expected to be present at the meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

The Board of Directors recommends a vote FOR ratification of the selection of the independent public accountants.

Information Regarding Our Independent Public Accountants

KPMG LLP served as our independent accountants for the fiscal year ended December 31, 2003. The appointment of this firm was recommended to our Board of Directors by our Audit Committee and was ratified by stockholders at the 2003 annual meeting. KPMG LLP has been our independent public accountants since 1998.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2003 and 2002 and fees billed for other services rendered by KPMG LLP during those periods.

	Fiscal 2003	Fiscal 2002
Audit fees (1)	$119,050	$105,000
Audit related fees (2)	7,500	—
Tax fees (3)	5,000	—
All other fees (4)	20,000	—

Total	$146,550	$105,000

(1)	Audit Fees—Audit fees billed to the Company by KPMG LLP for auditing the Company’s annual financial statements and reviewing the financial statements included in the Company’s Quarterly Reports on Form 10-Q.

(2)	Audit-Related Fees—Audit-related fees billed to the Company by KPMG LLP include fees related to the review of the Company’s registration statement filed on Form S-3 in December 2003.

(3)	Tax Fees—Tax fees billed to the Company by KPMG LLP include fees related to preparing the 2003 U.S. corporate income and state income and franchise tax returns.

(4)	All Other Fees—All other fees billed to the Company by KPMG LLP include fees related to providing advice and assistance to management in planning compliance with The Sarbanes-Oxley Act of 2002 Section 404, internal control over financial reporting.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The Audit Committee of the Board of Directors has implemented procedures under the Company’s Audit Committee Pre-Approval Policy for Audit and Non-Audit Services (the “Pre-Approval Policy”) to ensure that all audit and permitted non-audit services provided to the Company are pre-approved by the Audit Committee.

Specifically, the Audit Committee pre-approves the use of KPMG LLP for specific audit and non-audit services, within approved monetary limits. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the Audit Committee before it may be provided by KPMG LLP. Any pre-approved services exceeding the pre-approved monetary limits require specific approval by the Audit Committee. The Audit Committee may delegate pre-approval authority to one or more of its members when expedition of services is necessary. All of the audit-related, tax and all other services provided by KPMG LLP to the Company in 2003 were approved by the Audit Committee by means of specific pre-approvals or pursuant to the procedures contained in the Pre-Approval Policy.

The Audit Committee has determined that all non-audit services provided by KPMG LLP in 2003 were compatible with maintaining its independence in the conduct of its auditing functions.

Report of the Audit Committee

The Audit Committee operates under a written charter adopted by the Board of Directors and revised in 2004 to reflect changes required by the Sarbanes-Oxley Act of 2002 and the NASD. The Audit Committee’s charter was first published in its entirety as an appendix to the Company’s 2001 Proxy Statement. The revised charter, which was approved by the Board of Directors, is included as Appendix A to this Proxy Statement. This report reviews the actions taken by the Audit Committee with regard to the Company’s financial reporting process during 2003 and particularly with regard to the Company’s audited consolidated financial statements as of December 31, 2003 and 2002 and for the three years ended December 31, 2003.

The Audit Committee selects of the Company’s independent public accountants and meets with the Company’s independent public accountants to discuss the scope and review the results of the annual audit.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee’s Charter. The Audit Committee met four times during 2003.

All of the directors who serve on the Audit Committee are “independent” for purposes of the National Association of Securities Dealers listing standards. That is, the Board of Directors has determined that none of the members of the Committee has any relationship to the Company that may interfere with his independence from the Company and its management.

The Audit Committee has reviewed the Company’s 2003 financial statements and met with both management and KPMG LLP, the Company’s independent public accountants, to discuss those financial statements. Management has represented to us that the financial statements were prepared in conformity with accounting principles generally accepted in the United States of America. The Committee also has received from and discussed with KPMG LLP the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), relating to that firm’s independence from the Company. The Audit Committee has also discussed with KPMG LLP any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

On the basis of these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Robert P. O’Block, Chairman Randall E. Poliner Bruns H. Grayson

STOCKHOLDER PROPOSALS

Rules of the Commission require that any proposal by a stockholder for consideration at the 2005 annual meeting of stockholders must be received by the Company no later than January 7, 2005, if it is to be eligible for inclusion in the Company’s proxy materials for its 2005 annual meeting of stockholders. Under these rules, the Company is not required to include stockholder proposals in its proxy materials unless certain other conditions specified in such rules are met.

In order for a stockholder to bring any other business or nominations before an annual meeting of stockholders, certain conditions set forth in Article II, Sections 16 and 17, of the Company’s Amended and Restated Bylaws must be complied with, including delivery of notice to the Company in sufficient time prior to the meeting.

HOUSEHOLDING

If a stockholder and other residents at his or her mailing address own shares of the Company’s Common Stock in “street” name, the stockholder’s broker or bank may have given notice that each household will receive only one annual report and one proxy statement for each company in which stock is held through that broker or bank. This practice is known as “householding.” Unless the stockholder responded to that notice that he or she did not wish to participate in householding, he or she would be deemed to have consented to participating, and only one copy of each company’s annual report and proxy statement would be sent to that address (however, each stockholder would continue to receive a separate proxy card).

Any stockholder who wishes to receive his or her own set of the Company’s future annual reports and proxy statements, or who shares an address with another stockholder of the Company and together would like to receive only one set of annual disclosure documents, should contact the Company at 11811 U.S. Highway One, Suite 101, North Palm Beach, Florida 33408, Attention: Secretary, being sure to supply the names of all stockholders at the same address, the name of the bank or brokerage firm, and the account number(s). The revocation of a consent to householding should be effective 30 days after the notice is received.

BY ORDER OF THE BOARD OF DIRECTORS,

Elisabeth DeMarse President and Chief Executive Officer

APPENDIX A

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

Purpose

The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Bankrate, Inc. (the “Company”). The primary function of the Committee is to assist the Board in fulfilling its oversight responsibilities, primarily through:

•	overseeing management’s conduct of the Company’s financial reporting process and systems of internal accounting and financial controls;

•	monitoring the independence and performance of the Company’s outside auditors; and

•	providing an avenue of communication among the outside auditors, management and the Board.

Composition

1.      The Committee shall have at least three (3) members at all times, each of whom must be independent of management, as well the Company and each of its affiliates. A member of the Committee shall be considered independent if:

(a)    in the sole discretion of the Board, it is determined that he or she has no relationship that may interfere with the exercise of his or her independent judgment; and

(b)    he or she meets The Nasdaq Stock Market, Inc. Marketplace Rules regarding independence of audit committee members.

2.      If any member of the Committee develops a “conflict of interest” (as that term is defined in The Nasdaq Stock Market, Inc. Marketplace Rules, Rule 4350 (h)), that member shall have an affirmative obligation to promptly disclose such relationship to the Board.

3.      No member of the Committee shall accept any consulting, advisory or other compensatory fee from the Company other than in connection with serving on the Committee or as a member of the Board.

4.      All members of the Committee shall have a practical knowledge of finance and accounting and be able to read and understand fundamental financial statements or be able to do so within a reasonable period of time after appointment to the Committee.

5.      At least one member of the Committee shall have accounting or related financial management expertise, as the Board interprets such qualification in its business judgment.

6.      Each member of the Committee shall be appointed by the Board and shall serve until the earlier to occur of the date on which he or she shall be replaced by the Board, resigns from the Committee, or resigns from the Board.

Meetings

1.      The Committee shall meet as frequently as circumstances dictate, but no less than four times annually. The Board shall name a chairperson of the Committee, who shall prepare and/or approve an agenda in advance of each meeting. A majority of the members of the Committee shall constitute a quorum. The Committee shall maintain minutes or other records of meetings and activities of the Committee.

2.      The Committee shall, through its chairperson, report regularly to the Board following the meetings of the Committee, addressing such matters as the quality of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the outside auditors, the performance of the internal audit function or other matters related to the Committee’s functions and responsibilities.

RESPONSIBILITIES AND DUTIES

The Committee’s principal responsibility is one of oversight. The Company’s management is responsible for preparing the Company’s financial statements and the outside auditors are responsible for auditing and/or reviewing those financial statements.

While the Committee has the powers and responsibilities set forth in this charter, it is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements present fairly the financial position, the results of operations and the cash flows of the Company, in conformity with accounting principles generally accepted in the United States of America. This is the responsibility of management and the outside auditors. In carrying out these oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the outside auditors’ work.

The Committee’s specific responsibilities are as follows:

General

1.      The Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall have unrestricted access to members of management and other employees of the Company, as well as all information relevant to the carrying out of its responsibilities.

2.      The Committee shall, with the assistance of management, the outside auditors and legal counsel, as the Committee deems appropriate, review and evaluate, at least annually, the Committee’s:

(a)    charter;

(b)    powers and responsibilities; and

(c)    performance.

The Committee shall report and make recommendations to the Board with respect to the foregoing, as appropriate.

3.      The Committee shall ensure inclusion of its then-current charter in the proxy statement for the Company’s annual meetings of shareholders, at least once every three years in accordance with regulations of the SEC.

4.      The Committee shall prepare annual Committee reports for inclusion in the proxy statements for the Company’s annual meetings, as required by rules promulgated by the SEC.

5.      The Committee shall, in addition to the performance of the duties described in this charter, undertake such additional duties as from time to time may be:

(a)    delegated to it by the Board;

(b)    required by law or under The Nasdaq Stock market, Inc. Markeplace Rules; or

(c)    deemed desirable, in the Committee’s discretion, in connection with its functions described in this charter.

6.      The Committee shall be empowered to retain, at the Company’s expense, independent counsel, accountants or other advisors for such purposes as the Committee, in its sole discretion, determines to be appropriate to carry out its responsibilities. The Company will provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

Internal Controls and Risk Assessment

1.      The Committee shall review annually, with management and the outside auditors, if deemed appropriate by the Committee, the effectiveness of or weaknesses in the Company’s internal controls, including computerized information system controls and security, the overall control environment and accounting and financial controls.

2.      The Committee shall obtain from the outside auditors their recommendations regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company.

3.      The Committee shall, in accordance with SEC regulations, establish procedures for:

(a)    the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

(b)    the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

4.      The Committee shall review major financial risk exposures and the guidelines and policies which management has put in place to govern the process of monitoring, controlling and reporting such exposures.

Outside Auditors; Their Performance and Independence

1.      The outside auditors report directly to the Committee, are ultimately accountable to the Board and the Committee, as the representatives of the shareholders of the Company. The Committee shall evaluate and recommend to the Board the selection and, where appropriate, the replacement of the outside auditors. The Committee shall recommend to the Board the outside auditors to be proposed for shareholder approval in any proxy statement.

2.      The Committee shall:

(a)    confer with the outside auditors concerning the scope of their examinations of the books and records of the Company and its subsidiaries;

(b)    review the scope, plan and procedures to be used on the annual audit, as recommended by the outside auditors;

(c)    review the results of the annual audits and interim financial reviews performed by the outside auditors, including:

   (1)    the outside auditors’ audit of the Company’s annual financial statements, accompanying footnotes and its report thereon;

   (2)    any significant changes required in the outside auditors’ audit plans or scope;

   (3)    any material differences or disputes with management encountered during the course of the audit (the Committee to be responsible for overseeing the resolution of such differences and disputes);

   (4)    any material management letter comments and management’s responses to recommendations made by the outside auditors in connection with the audit;

   (5)    matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communications with Audit Committees), relating to the conduct of the audit;

(d)    authorize the outside auditors to perform such supplemental reviews or audits as the Committee may deem desirable; and

(e)    obtain from the outside auditors assurance that they have complied with Section 10A, as amended, of the Securities Exchange Act of 1934.

3.      The Committee shall inquire into any accounting adjustments that were noted or proposed by the outside auditors but were “passed” as immaterial or otherwise.

4.      The Committee shall inquire as to any matters that were referred to the outside auditors’ national office relating to accounting policies and/or financial statement disclosure within the Company’s financial statements and, to the extent deemed appropriate, request an opportunity to address such issues directly with a representative of such national office.

5.      Pre-approval by the Committee shall be required with respect to the fees for all audit and other services performed by the outside auditors as negotiated by management.

6.      The Committee’s approval of any non-audit services to be rendered by the outside auditors must be obtained in advance of engaging the outside auditors to render such services. The Committee shall not approve the engagement of the outside auditors to render non-audit services prohibited by law or rules and regulations promulgated by the SEC. The Committee shall consider whether the provision of non-audit services is compatible with maintaining the outside auditors’ independence, including, but not limited to, the nature and scope of the specific non-audit services to be performed and whether the audit process would require the outside auditors to review any advice rendered by the outside auditors in connection with the provision of non-audit services.

7.      The Committee shall receive from the outside auditors on a periodic basis a formal written statement delineating all relationships between the outside auditors and the Company, consistent with the Independence Standards Board, Standard No. 1, regarding relationships and services, which may impact the objectivity and independence of the outside auditors, and other applicable standards. The statement shall include a description of all services provided by the outside auditors and the related fees. The Committee shall actively engage in a dialogue with the outside auditors regarding any disclosed relationships or services that may impact the objectivity and independence of the outside auditors and shall evaluate, after gathering information from management, and other Board members, the performance of the outside auditors and recommend that the Board take action to satisfy itself of the independence of the outside auditors.

8.      The Committee shall establish written hiring policies for current and former employees of the outside auditors.

9.      The Committee shall consider whether it is appropriate to adopt a policy of insisting upon the rotation of the outside auditors’ lead audit partner or rotating the outside auditors on a periodic basis. Based upon its evaluation, the Committee shall take, or recommend that the Board take, appropriate action to monitor the independent status of the outside auditors.

Financial Reporting

1.      The Committee shall review and discuss with the outside auditors and management the Company’s audited annual financial statements that are to be included in the Company’s annual report on Form 10-K and the outside auditors’ opinion with respect to such financial statements, including reviewing the nature and extent of any significant changes in accounting principles or the application of such accounting principles; and determine whether to recommend to the Board that the financial statements be included in the Company’s annual report on Form 10-K for filing with the SEC.

2.      The Committee shall review and discuss with the outside auditors and management, and require the outside auditors to review, the Company’s interim financial statements to be included in the Company’s quarterly reports on Form 10-Q prior to filing such reports with the SEC.

3.      The Committee shall review and discuss:

(a)    the existence of significant estimates and judgments underlying the financial statements, including the rationale behind those estimates as well as the details on material accruals and reserves and the Company’s accounting principles;

(b)    all critical accounting policies identified to the Committee by the outside auditors;

(c)    major changes to the Company’s accounting principles and practices, including those required by professional or regulatory pronouncements and actions, as brought to its attention by management and/or the outside auditors; and

(d)    material questions of choice with respect to the appropriate accounting principles and practices to be used in the preparation of the Company’s financial statements, as brought to its attention by management and/or the outside auditors.

4.      The Committee shall review and discuss the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in any annual or quarterly report, or other report or filing filed with the SEC.

5.      The Committee shall discuss generally with management earnings press releases of the Company, as well as financial information and earnings guidance provided by the Company to analysts and rating agencies.

6.      The Committee shall review and discuss with outside auditors any related party transactions and relationships that could enable the negotiation of terms on other than an independent, arms-length basis.

7.      The Committee shall discuss with the outside auditors any item not reported as a contingent liability or loss in the Company’s financial statements as a result of a determination that such item does not satisfy a materiality threshold. The Committee shall review with the outside auditors the quantitative and qualitative analysis applied in connection with such assessment of materiality, including, without limitation, the consistency of such assessment with the requirements of SEC Staff Accounting Bulletin No. 99.

8.      The Committee shall review and consider other matters in relation to the financial affairs of the Company and its accounts, and in relation to the internal and external audit of the Company as the Committee may, in its discretion, determine to be advisable.

9.      The Committee shall meet at least annually with management, and the outside auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believes should be discussed privately.

Compliance with Laws, Regulations and Policies

1.      The Committee shall review with management actions taken to ensure compliance with any code or standards of conduct for the Company which may be established by the Board.

2.      The Committee shall review with the Company’s legal counsel any legal compliance matters, including securities trading practices and any other legal matters that could have a significant, adverse impact on the Company’s financial statements.

3.      The Committee shall review with the Company’s counsel and others any federal, tax or regulatory matters that may have a material impact on the Company’s operations and the financial statements, related Company compliance programs and policies, and programs and reports received from regulators, and shall monitor the results of the Company’s compliance efforts.

4.      The Committee shall periodically review the rules promulgated by the SEC and the The Nasdaq Stock Market, Inc. relating to the qualifications, activities, responsibilities and duties of audit committees and shall take, or recommend that the Board take, appropriate action to comply with such rules.

Reviewed and approved:

April 23, 2004

/s/ RANDALL E. POLINER

Randall E. Poliner

/s/ ROBERT P. O’BLOCK

Robert P. O’Block

/s/ BRUNS H. GRAYSON

Bruns H. Grayson

Bankrate, Inc.

11811 U.S. Highway One, Suite 101

North Palm Beach, Florida 33408

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints G. Cotter Cunningham and Robert J. DeFranco, and each of them, with full power of substitution, as Proxy, to represent and vote all of the shares of Common Stock of Bankrate, Inc. held of record by the undersigned on April 16, 2004, at the Annual Meeting of Stockholders to be held on June 10, 2004 or any adjournment or postponement, as designated below and in their discretion as to other matters.

Please sign exactly as your name appears on the reverse side. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person. The shares represented by this proxy will be voted as directed by the stockholder. If no direction is given when the duly executed proxy is returned, such shares will be voted “FOR” all nominees in Proposal 1 and “FOR” Proposal 2.

I PLAN TO ATTEND THE MEETING [_]

The Board of Directors Recommends a vote “FOR” all nominees in Proposal 1 and “FOR” Proposal 2.

Proposal 1—Election of the following Nominees as Class II Directors: Elisabeth H. DeMarse and Thomas R. Evans

FOR WITHHELD

all Nominees listed above For all Nominees listed

(except as marked to the above [_]

contrary) [_]

(Instruction: To withhold authority to vote for any individual nominee,

strike a line through the nominee’s name above.)

Proposal 2 – Ratification of the appointment of KPMG LLP as independent public accountants of the Company for the fiscal year ending December 31, 2004.

FOR [_] AGAINST [_] ABSTAIN [_]

(Please date and sign on reverse)

(Continued on reverse side)

PLEASE MARK YOUR CHOICE

LIKE THIS [X] IN BLUE OR

BLACK INK.

Date

Signature

Signature if held jointly

Please mark, date and sign as your

name appears above and return in

the enclosed envelope.